Addendum to the loan agreement dated 23/12/2005

Extension

LOAN AGREEMENT

between

EDI Exploration Drilling International GmbH
represented by the managing director
Günter Thiemann
Goethestrasse 59, 45721 Haltern am See

     - in the following referred to as lender -

and

Ms.
Magdalena Rotthäuser
Goethestrasse 59 45721 Haltern am See

- in the following referred to as borrower -

The loan agreement, to which this addendum applies, is changed, effective immediately, in § 2, paragraph 2 as follows:

§ 2 Interest, term and repayment of loan

The term of the loan shall be approx. 6 months, ending on 31/12/2006.

All of the other provisions of the agreement remain unchanged and valid.

Haltern, on 25/06/2006

Signature
Magdalena Rotthäuser	EDI Exploration Drilling International
- Borrower -	- Lender -